Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Vital Living, Inc. (the “Company”) on Form 10-QSB for the period ending September 30, 2003 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Marcus Feder, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec .906 of the Sarbanes-Oxley Act of 2002, that:

1.                             The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                             The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By	: /s/ Marcus Feder	Dated: April 9, 2004
Marcus Feder
Chief Financial Officer
(Principal Accounting Officer)